Exhibit 99.1

Corporate Headquarters
One Centennial Avenue
P.O. Box 6820
Piscataway, NJ 08855-6820

NEWS RELEASE

FOR IMMEDIATE RELEASE

AMERICAN STANDARD COMPANIES

REPORTS SECOND-QUARTER RESULTS

•	Delivers record second-quarter sales, up 9.7 percent for company’s combined three businesses

•	Reports adjusted net income per diluted share within guidance; separation costs lowered GAAP net income per diluted share

•	Generates strong cash flow

•	Continues to improve Bath and Kitchen results; sales process on schedule

•	Sets WABCO spinoff for July 31, ahead of schedule

•	Provides full-year estimate for future standalone WABCO

PISCATAWAY, N.J. – July 18, 2007 – American Standard Companies Inc. (NYSE: ASD) today announced second-quarter net income per diluted share of 84 cents in accordance with Generally Accepted Accounting Principles (GAAP), down from 93 cents a year ago. The decrease was driven by separation costs, including separation-related taxes that were previously not estimable. Net income per diluted share on an adjusted basis was $1.05, up 14.1 percent from second quarter a year ago. The company had provided second-quarter net income per diluted share guidance of 98 cents-$1.04 on a GAAP basis and $1.03-$1.09 on an adjusted basis. The company is in the process of selling its Bath and Kitchen business and, in accordance with GAAP, has classified it as a discontinued operation since first quarter. (Please see table below.)

Sales from continuing operations, which include Air Conditioning Systems and Services and Vehicle Control Systems, were $2.62 billion, up 10.6 percent. Sales for Bath and Kitchen were $660.5 million. In total, sales for the company’s three businesses were up 9.7 percent. The company generated $225.9 million in net cash provided by operating activities and $158 million in free cash flow.

SECOND-QUARTER EARNINGS SUMMARY

	2Q07	2Q06	% change	2Q07 guidance
GAAP net income per diluted share
Continuing operations	90 cents	91 cents	(1)%	N/A
Discontinued operations (Bath and Kitchen)	(6) cents	2 cents	(400)%	N/A
Total company GAAP	84 cents	93 cents	(9.7)%	98 cents - $1.04

Adjusted net income per diluted share
Continuing operations	$1.00	88 cents	13.6%	N/A
Discontinued operations (Bath and Kitchen)	5 cents	4 cents	25%	N/A
Total company on an adjusted basis	$1.05	92 cents	14.1%	$1.03 - $1.09

(Please see the financial tables following the news release text for reconciliation tables and a description of adjusted results for continuing operations, discontinued operations and the total company. The company provides adjusted results to facilitate understanding of ongoing financial performance from year to year. )

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American Standard Q2 2007 Results — 2

“With 14 percent earnings growth on an adjusted basis, we delivered a good second quarter, particularly in light of some challenges in the residential part of our air conditioning business,” said Fred Poses, chairman and CEO. “Continued strong sales of commercial equipment and services drove our results in Air Conditioning Systems and Services, more than compensating for the softer housing market, cooler weather and a warranty charge that affected our residential results. We see continued strength in the global commercial air conditioning systems and services markets. Combined with our strong position in residential markets, we expect a good overall year for this business.

“Vehicle Control Systems had a strong quarter of sales and segment income expansion,” said Poses. “Sales growth in Western Europe, our largest region, outpaced truck builds, which significantly exceeded original industry forecasts. The unexpected new demand stretched the supply chain and temporarily hampered WABCO’s ability to fully convert the increased volume into even higher margins. During the quarter, WABCO also won new sales around the world that continue to build its long-term sales growth pipeline.

“We continue to be very encouraged by Bath and Kitchen’s improving performance, despite challenging consumer market conditions in some key areas, particularly the U.S. New products are being well received, and operational improvements are accelerating our Bath and Kitchen recovery.

“We announced our separation plans on Feb. 1, and we’re very pleased with our progress so far. The Bath and Kitchen sales process is moving ahead nicely, and we’re confident of a successful outcome. Last week we announced July 31 as WABCO’s spinoff date, ahead of the original early fall schedule,” said Poses.

FULL-YEAR PERFORMANCE ESTIMATES

“For the rest of the year, we see continued good conditions in all three businesses,” said Poses. “If we were staying together as one company, we would expect full-year GAAP net income per diluted share of $3.21-$3.31 (including $85-$88 million for separation costs, net of tax, and separation-related tax costs) and net income per diluted share of $3.30-$3.40 on an adjusted basis (an increase of 24-27 percent over adjusted 2006 net income per diluted share).” The adjusted full-year estimate is based on the company as currently structured before separation costs and some duplicate costs to run two companies.

“For the company as currently structured, we expect to generate the cash flow we previously announced – about $1.015 billion in net cash provided by operating activities and about $715 million in free cash flow,” said Poses.

“Because of the imminent spinoff, we are now providing a full-year estimate for WABCO,” he said. “After the spinoff, we expect WABCO to have full-year 2007 net income per diluted share of approximately $2.54 on a GAAP basis and $2.85 on an adjusted basis. Both of these estimates reflect the one-for-three stock distribution ratio and WABCO’s status as part of American Standard for seven months and as an independent company for five months. The adjusted estimate excludes 31 cents for WABCO’s share of American Standard’s overall one-time separation costs.

“We’ll discuss our performance estimates and separation costs in greater detail on today’s call for analysts and investors,” said Poses. “As our separation plans progress, we will provide full-year performance estimates for the standalone Trane,” said Poses.

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American Standard Q2 2007 Results — 3

SECOND-QUARTER 2007 BUSINESS HIGHLIGHTS

AIR CONDITIONING SYSTEMS AND SERVICES sales were $2.038 billion, up 9.6 percent over second quarter 2006 (up 8.5 percent excluding foreign exchange effects) because of improving pricing and volumes in commercial equipment and services. Segment income was $288.8 million, up 3.8 percent from $278.1 million in 2006, as pricing and commercial volume as well as materials productivity more than offset the continuing impact of higher commodity costs, lower volume of residential sales and residential warranty costs. Adjusted segment income was $287.2 million, excluding the impact of favorable foreign exchange effects and operational consolidation expenses, up from $277.2 million in second quarter 2006.

American Standard Companies/Trane was one of four energy services companies asked to join the Clinton Climate Initiative (CCI), a global program to reduce greenhouse gas emissions generated by urban buildings. The company will be providing “green” upgrades that deliver significant energy and operating cost reductions to buildings in 16 cities around the world. Led by former President Bill Clinton, CCI has received $5 billion in financing pledges from banks to jump-start the project. During the quarter, Air Conditioning Systems and Services signed supply agreements with 28 new homebuilders. For the third year in a row, David Weekley Homes named Trane a “Partner of Choice” with its highest “A,A” rating for quality and service. No other heating, ventilation and air conditioning (HVAC) company received such an award.

Large contracts signed during the quarter included ones for Al Nour Mall (Saudi Arabia); Alamo Community College (San Antonio, Texas); BryanLGH Medical Center (Lincoln, Neb.); Arena Plaza (Hungary); Cerritos College (Norwalk, Calif.); Chongqing Long Hu Estate villas (Chongqing, China); Dalian Wanda (Dalian, China); Dongguan Wei Jian (Dongguan, China); Dunnes stores (10 locations in Ireland); Mall of Arabia (Saudi Arabia); Minebea (three locations in Thailand); Monessen City School District (Monessen, Pa.); Ridgecrest Regional Hospital (Ridgecrest, Calif.); Sambil Barquisimeto (Barquisimeto, Venezuela); Shanghai Kerry Everbright City (Shanghai, China); UAB Women and Infants Health Center (Birmingham, Ala.)

VEHICLE CONTROL SYSTEMS second-quarter sales were $582.3 million, up 13.9 percent over the same period in the prior year (up 6.8 percent in local currencies). Segment income was $67.1 million, up from $59.5 million a year ago, as increased volume, lower warranty costs and materials savings more than offset the unfavorable impact of typical price reductions, production and logistics costs related to the unexpected demand, and escalating commodity costs. Excluding favorable translational foreign exchange effects, operational consolidation expenses and separation costs, adjusted segment income was $70.5 million, up from $60.9 million in second quarter 2006.

During the quarter, WABCO continued to build its sales pipeline with new and incremental business from commercial vehicle, bus and passenger car manufacturers. DaimlerChrysler selected WABCO as a supplier for the new platform of all its EvoBus Citybus lines, strengthening the business’ position as a full system supplier for the bus market. The EvoBus business includes the brake, chassis leveling, door and climate control systems, as well as the electronic architecture. SsangYong Motor Company, a leading manufacturer of sport utility vehicles (SUVs) in Korea, chose WABCO to supply vacuum pumps for the Euro 5 diesel engine project covering its range of SUVs and Multi-Purpose Vehicles (MPVs) including the Rexton, Kyron, Actyon and Rodius models. In addition, SsangYong gave WABCO its “best supplier” award.

BATH AND KITCHEN, now classified as a discontinued operation, had sales of $660.5 million, up 6.4 percent (up 1.8 percent excluding foreign exchange effects) from the same quarter a year ago. Income from discontinued operations represented a loss of $11.5 million net of tax, down from income of $2.5 million a year ago, because of operational consolidation and separation expenses. Segment income was $21.9 million, up from $4.7 million in second quarter 2006. Improved price, volume and mix as well as prior operational consolidations and materials productivity more than offset higher commodity costs. Adjusted segment income was $22.8 million, compared with $13.6 million in second quarter 2006, excluding operational consolidation expenses and the favorable impact of foreign exchange, and including depreciation and amortization.

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American Standard Q2 2007 Results — 4

At K/BIS, the largest bath and kitchen show in the U.S., Bath and Kitchen displayed American Standard, Jado and Porcher lines and introduced a number of well-received products, including its Champion® 4 toilet with flushing capabilities unmatched in the industry. Champion 4’s Accelerator flush valve pushes water into the bowl three times faster than the standard two-inch flush valve and can move 40 percent larger mass than the industry’s second-best siphonic high-performance toilet. The Cadet® 3 toilet continues its successful market performance. In Asia, Bath and Kitchen hosted more than 400 top developers, interior designers and architects in Beijing and Bangkok for the "Celebration of the Senses" 2007 Bathroom Collection Show to share global bathroom trends. It also opened two flagship showrooms in Xian and Qingdao, China.

New commercial contracts during the quarter included ones for the Casa Riva luxury condominiums (Bangkok, Thailand); International Commercial Centre (Hong Kong, China), which will be the world’s third-tallest building when completed in 2010; La Défense T1 tower office complex (Paris, France); National Gymnasium (Beijing, China), one of the city's new major sports venues; Poseidon residence, office and shopping complex (Pineto Teramo, Italy); Royal Air Force (Woodbridge, Suffolk, U.K.); and the State Administration of Environmental Protection's (SEPA) Convention Compliance Center Building (Beijing, China), a showcase for advanced “green” building design.

As part of its ongoing initiatives to rebuild Bath and Kitchen’s profitability, the company announced plans to discontinue production at its ceramics plant in Excelsior, U.K., resulting in the elimination of about 140 jobs. These actions will cost about $17 million ($12 million after taxes) and, once completed, will generate annual savings of about $10 million starting in 2008. “We will start to see some of the savings this year,” said Poses. “We very carefully consider any plans that affect people’s jobs and believe these and any possible future actions are essential to improve Bath and Kitchen’s profitability and continue to build its global competitiveness.”

PLEASE NOTE: American Standard Chairman and CEO Frederic Poses and CFO Peter D'Aloia will discuss the company's performance and provide estimates on a two-way conference call for financial analysts at 9 a.m. EDT today. Related financial charts, reconciliations between GAAP and non-GAAP financial measures, and certain other information to be discussed on the conference call are available in the accompanying financial tables and under the heading, "American Standard's Second-Quarter 2007 Results" on the company's Web site, www.americanstandard.com. Reporters and the public are invited to listen to the call, which will be broadcast on the Web site and archived for one year. If you're unable to connect to the company's Web site, you may listen via telephone. The dial-in number is (913) 312-1264.

Please call five-to-10 minutes before the scheduled start time. The number of telephone connections is limited. A replay of the conference call will be available from 1 p.m. EDT today until 11:59 p.m. EDT on July 25. For the replay, please dial (719) 457-0820. The replay access code is 4371743.

Comments in this news release, particularly those related to earnings guidance, contain certain forward-looking statements, which are based on management’s good faith expectations and belief concerning future developments. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning. Actual results may differ materially from these expectations as a result of many factors including (i) pricing changes to materials used to produce products and the ability to offset those changes through price increases; (ii) changes in U.S. or international economic conditions, such as inflation and interest rate and exchange rate fluctuations; (iii) the actual level of construction activity and commercial vehicle production in the company’s end-markets; (iv) periodic adjustments to reserves for contingent liabilities, including reserves associated with litigation matters, government investigations, asbestos liabilities and asbestos insurance recoveries; and (v) the amount and timing of operational consolidation expenses and gains or losses on asset sales and tax items. In addition, there are risks and uncertainties relating to the planned tax-free spinoff of our Vehicle Controls System business and the sale of our Bath and Kitchen business, including the timing and certainty of the completion of those transactions and the ability of each business to operate as an independent entity. The estimates for full-year 2007 are based on the company’s current structure and do not give effect to the separation of Vehicle Control Systems into a newly independent public company and the sale of Bath and Kitchen or related one-time tax costs associated with those transactions.

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American Standard Q2 2007 Results — 5

Additional factors that could cause actual results to differ materially from expectations are set forth in the company’s 2006 Annual Report on Form 10-K, in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q and in the WABCO Holdings Inc.’s Registration Statement on Form 10. American Standard does not undertake any obligation to update such forward-looking statements. To facilitate understanding of second-quarter results, several tables follow this news release. The second-quarter 2006 and 2007 results that exclude operational consolidation expenses, gains on sale of assets, tax items, foreign exchange translation and separation costs are non-GAAP measures and include total company segment income, adjusted net income, adjusted net income per diluted share and free cash flow. In addition, certain results of the Bath and Kitchen business in the accompanying tables are non-GAAP measures. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. In addition, the company uses segment income to make strategic and capital investment decisions, allocate resources and report business performance to the board of directors. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

American Standard is an $11.2 billion global manufacturer with market-leading positions in three businesses: air conditioning systems and services, sold under the Trane® and American Standard® brands for commercial, institutional and residential buildings; bath and kitchen products, sold under such brands as American Standard® and Ideal Standard®; and vehicle control systems, including electronic braking and air suspension systems, sold under the WABCO® name to the world’s leading manufacturers of heavy-duty trucks, buses, SUVs and luxury cars. The company employs approximately 62,000 people and has manufacturing operations in 28 countries. American Standard is included in both the S&P 500 and the Dow Jones Sustainability North America Index, which recognizes the top 20 percent of leaders in corporate sustainability in North America. On Feb. 1, 2007, the company announced plans to separate its three businesses by spinning off its vehicle control systems business, selling its bath and kitchen business and then renaming itself Trane. On July 12, 2007, the company announced its intention to complete the tax-free spinoff of its vehicle control systems business after the close of business on July 31, 2007.

For more information, reporters may contact: Skip Colcord, (732) 980-3065, hcolcord@americanstandard.com, or Shelly London, (732) 980-6175, slondon@americanstandard.com.

For more information, investors and financial analysts may contact:

Bruce Fisher, (732) 980-6095, bfisher@americanstandard.com, or Mike Thompson, +32 (2) 663 9854,

Mike.Thompson@wabco-auto.com.

Copyright © 2007 American Standard Companies Inc.

# # #

American Standard Companies Inc.

Consolidated Statement of Operations

(Unaudited)

In millions	Three Months Ended June 30,		Six Months Ended June 30,
except per share data	2007	2006	2007	2006
Sales
Air Conditioning Systems and Services	$2,037.7	$1,858.5	$3,645.2	$3,321.9
Vehicle Control Systems	582.3	511.2	1,141.1	991.1

Total	$2,620.0	$2,369.7	$4,786.3	$4,313.0

Segment income
Air Conditioning Systems and Services	$288.8	$278.1	$446.2	$408.9
Vehicle Control Systems	67.1	59.5	140.8	127.3

Total	355.9	337.6	587.0	536.2

Equity in net income of unconsolidated joint ventures	7.3	12.0	14.6	21.9
Interest expense	27.3	30.9	55.5	60.9
Corporate and other expenses	65.6	52.0	122.1	99.8

Income from continuing operations before income taxes	270.3	266.7	424.0	397.4
Income taxes	82.8	77.5	135.1	116.2

Income from continuing operations	187.5	189.2	288.9	281.2
Income (loss) from discontinued operations, net of tax	(11.5)	2.5	60.4	(5.4)

Net Income	$176.0	$191.7	$349.3	$275.8

Basic earnings per share:
Income from continuing operations	$0.93	$0.94	$1.43	$1.38
Income (loss) from discontinued operations	(0.06)	0.01	0.30	(0.03)

Net Income	$0.87	$0.95	$1.73	$1.35

Diluted earnings per share:
Income from continuing operations	$0.90	$0.91	$1.39	$1.35
Income (loss) from discontinued operations	(0.06)	0.02	0.29	(0.03)

Net Income	$0.84	$0.93	$1.68	$1.32

Diluted earnings per share, on an adjusted basis: (1)	$1.05	$0.92	$1.63	$1.34

Average outstanding common shares:
Basic	202.8	202.4	201.7	203.7
Diluted	208.4	207.1	207.4	208.2

(1)	See reconciliation on next page

Note:	The presentation of total segment income and diluted earnings per share, on an adjusted basis is not in conformity with generally accepted accounting principles (GAAP). This measure may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Common Share

(Unaudited)

In millions	Three Months Ended June 30,		Six Months Ended June 30,
except per share data	2007	2006	2007	2006
Net income	$176.0	$191.7	$349.3	$275.8

Adjustments:
Operational consolidation expenses, net of tax	22.8	11.0	28.8	16.3
Tax items	(11.0)	(9.0)	(10.4)	(9.0)
Separation costs, net of tax and separation related taxes	47.8	—	54.5	—
Gain on sale of assets, net of tax	—	(4.0)	(56.8)	(4.0)
Adjustment to include depreciation and amortization of discontinued operations, net of tax (1)	(17.5)	—	(28.3)	—

Adjusted net income	$218.1	$189.7	$337.1	$279.1

Adjusted net income per diluted common share	$1.05	$0.92	$1.63	$1.34

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Income from Continuing Operations	$187.5	$189.2	$288.9	$281.2

Adjustments:
Operational consolidation expenses, net of tax	5.3	0.3	6.1	1.3
Tax items	(10.7)	(7.0)	(9.7)	(9.7)
Separation costs, net of tax and separation related taxes	26.4	—	32.0	—

Adjusted net income from continuing operations	$208.5	$182.5	$317.3	$272.8

Adjusted income from continuing operations per diluted common share	$1.00	$0.88	$1.53	$1.31

	2007	2006	2007	2006
Income (Loss) from Discontinued Operations	$(11.5)	$2.5	$60.4	$(5.4)

Adjustments:
Operational consolidation expenses, net of tax	17.5	10.7	22.7	15.0
Tax items	(0.3)	(2.0)	(0.7)	0.7
Separation costs, net of tax and separation related taxes	21.4	—	22.5	—
Gain on sale of assets, net of tax	—	(4.0)	(56.8)	(4.0)
Adjustment to include depreciation and amortization of discontinued operations, net of tax (1)	(17.5)	—	(28.3)	—

Adjusted net income from discontinued operations	$9.6	$7.2	$19.8	$6.3

Adjusted income from discontinued operations per diluted common share	$0.05	$0.04	$0.10	$0.03

(1)	Assets are not depreciated or amortized once a business is classified as a discontinued operation. As a result of the decision to sell Bath and Kitchen, the GAAP results exclude Bath and Kitchen depreciation and amortization. Adjusted results include Bath and Kitchen depreciation and amortization. The Company provides adjusted results to facilitate understanding of ongoing financial performance

Note: The presentation of adjusted income from continuing operations, adjusted income per diluted common share from continuing operations, adjusted net income / (loss) from discontinued operations, adjusted net income per diluted common share from discontinued operations, adjusted net income and adjusted net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Reconciliation of Statement of Operations

(Unaudited)

In millions except per share data	Reported 2007	BK Adjustments	Before Discontinued Ops 2007 (1)
Sales
Air Conditioning Systems and Services	$2,037.7		$2,037.7
Bath & Kitchen	—	660.5	660.5
Vehicle Control Systems	582.3		582.3

Total	$2,620.0	660.5	$3,280.5

Segment income
Air Conditioning Systems and Services	$288.8		$288.8
Bath & Kitchen	—	21.9	21.9
Vehicle Control Systems	67.1		67.1

Total	355.9	21.9	377.8

Equity in net income of unconsolidated joint ventures	7.3	—	7.3

Interest expense	27.3	0.6	27.9
Corporate and other expenses	65.6	13.5	79.1

Income from continuing operations before income taxes	270.3	7.8	278.1
Income taxes	82.8	19.3	102.1

Income from continuing operations	187.5	(11.5)	176.0

Income (loss) from discontinued operations, net of tax	(11.5)	11.5	0.0

Net Income	$176.0		$176.0

(1)	Includes Bath & Kitchen as if not a discontinued operation, except for the absence of depreciation and amortization following the decision to sell Bath & Kitchen.

American Standard Companies Inc.

Reconciliation of Statement of Operations

(Unaudited)

In millions except per share data	Reported 2006	BK Adjustments	Previously Reported 2006
Sales
Air Conditioning Systems and Services	$1,858.5		$1,858.5
Bath & Kitchen	—	621.0	621.0
Vehicle Control Systems	511.2		511.2

Total	$2,369.7	621.0	$2,990.7

Segment income
Air Conditioning Systems and Services	$278.1		$278.1
Bath & Kitchen	—	4.7	4.7
Vehicle Control Systems	59.5		59.5

Total	337.6	4.7	342.3

Equity in net income of unconsolidated joint ventures	12.0	—	12.0

Interest expense	30.9	0.5	31.4
Corporate and other expenses	52.0	6.5	58.5

Income from continuing operations before income taxes	266.7	(2.3)	264.4
Income taxes	77.5	(4.8)	$72.7

Income from continuing operations	189.2	2.5	191.7

Income from discontinued operations, net of tax	2.5	(2.5)	0.0

Net Income	$191.7		$191.7

Note:	The presentation of the results of operations before adjustments to reflect discontinued operations, previously reported 2006 results of operations before adjustments to reflect discontinued operations and total segment income is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Reconciliation of Statement of Operations

(Unaudited)

	Six Months Ended June 30,
In millions except per share data	Reported 2007	BK Adjustments	Before Discontinued Ops 2007 (1)

Sales
Air Conditioning Systems and Services	$3,645.2		$3,645.2
Bath & Kitchen	—	1,318.4	1,318.4
Vehicle Control Systems	1,141.1		1,141.1

Total	$4,786.3	1,318.4	$6,104.7

Segment income
Air Conditioning Systems and Services	$446.2		$446.2
Bath & Kitchen	—	127.8	127.8
Vehicle Control Systems	140.8		140.8

Total	587.0	127.8	714.8

Equity in net income of unconsolidated joint ventures	14.6	0.2	14.8

Interest expense	55.5	0.9	56.4
Corporate and other expenses	122.1	22.9	145.0

Income from continuing operations before income taxes	424.0	104.2	528.2
Income taxes	135.1	43.8	178.9

Income from continuing operations	288.9	60.4	349.3
Income (loss) from discontinued operations, net of tax	60.4	(60.4)	0.0

Net Income	$349.3		$349.3

(1)	Includes Bath & Kitchen as if not a discontinued operation, except for the absence of depreciation and amortization following the decision to sell Bath & Kitchen.

American Standard Companies Inc.

Reconciliation of Statement of Operations

(Unaudited)

	Six Months Ended June 30,
In millions except per share data	Reported 2006	BK Adjustments	Previously Reported 2006
Sales
Air Conditioning Systems and Services	$3,321.9		$3,321.9
Bath & Kitchen	—	1,229.7	1,229.7
Vehicle Control Systems	991.1		991.1

Total	$4,313.0	1,229.7	$5,542.7

Segment income
Air Conditioning Systems and Services	$408.9		$408.9
Bath & Kitchen	—	4.2	4.2
Vehicle Control Systems	127.3		127.3

Total	536.2	4.2	540.4

Equity in net income of unconsolidated joint ventures	21.9	—	21.9
Interest expense	60.9	1.0	61.9
Corporate and other expenses	99.8	15.3	115.1

Income from continuing operations before income taxes	397.4	(12.1)	385.3
Income taxes	116.2	(6.7)	$109.5

Income from continuing operations	281.2	(5.4)	275.8
Income from discontinued operations, net of tax	(5.4)	5.4	0.0

Net Income	$275.8		$275.8

Note:	The presentation of the results of operations before adjustments to reflect discontinued operations, previously reported 2006 results of operations before adjustments to reflect discontinued operations and total segment income is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Data Supplement Sheet

(Unaudited)

	Three Months Ended June 30,
In millions	Reported 2007	Reported 2006	% Chg vs. 2006		% Chg vs. 2006 Adjusted (1)
Air Conditioning Systems and Services
Sales	2,037.7	1,858.5	9.6%		8.5%
Segment Income	288.8	278.1	3.8%		3.6%
Segment Income as a Percentage of Sales	14.2%	15.0%	-0.8	pts	-0.7	pts

Vehicle Control Systems
Sales	582.3	511.2	13.9%		6.8%
Segment Income	67.1	59.5	12.8%		15.8%
Segment Income as a Percentage of Sales	11.5%	11.6%	-0.1	pts	1.0	pts

Total Company—Continuing Operations
Sales	2,620.0	2,369.7	10.6%		8.1%
Segment Income (2)	355.9	337.6	5.4%		5.8%
Segment Income as a Percentage of Sales	13.6%	14.2%	-0.6	pts	-0.3	pts

Bath & Kitchen—Discontinued Operations
Sales	660.5	621.0	6.4%		1.8%
Segment Income	21.9	4.7	++		67.6%
Segment Income as a Percentage of Sales	3.3%	0.8%	2.5	pts	1.4	pts

Total Company
Sales	3,280.5	2,990.7	9.7%		6.8%
Segment Income	377.8	342.3	10.4%		8.2%
Segment Income as a Percentage of Sales	11.5%	11.4%	0.1	pts	0.1	pts
Net Income Applicable to Common Shareholders	176.0	191.7	-8.2%
Net Income Applicable to Common Shareholders as a Percentage of Sales	5.4%	6.4%	-1.0	pts

Presenting results of operations excluding the translation effects of foreign exchange amounts, operational consolidation expenses, asset dispositions and depreciation / amortization is not in conformity with generally accepted accounting principles (GAAP). Notwithstanding that the Bath & Kitchen business is a discontinued operation, management continues to analyze Bath & Kitchen sales, segment income and segment income as a percentage of sales to assess the performance of the Company as a whole. In addition, total company sales, total segment income and total segment income as a percentage of sales that include the non-GAAP Bath & Kitchen measures are also not in conformity with generally accepted accounting principles (GAAP). These non-GAAP measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

(1)	Excluding the impact of foreign exchange translational effects, operational consolidation expenses, gain on sale of assets, separation costs and an adjustment to include depreciation and amortization of discontinued operations. Changes in sales and segment income excluding foreign exchange effects are calculated using current year sales and segment income translated at prior year exchange rates.
(2)	See Consolidated Statement of Operations for a reconciliation of total segment income to income before income taxes. In addition, see table above for presentation of net income applicable to common shareholders as a percentage of sales.

Segment Income Reconciliation

	Air Conditioning Systems & Services	Vehicle Control Systems	Bath & Kitchen	Total Company
2007
Reported	288.8	67.1	21.9	377.8
Operational Consolidation Expenses	0.8	7.7	25.8	34.3
Adjustment to Include Depreciation and Amortization of Discontinued Operations	—	—	(22.9)	(22.9)
Adjustment to Exclude Separation Costs	—	0.5	—	0.5

Subtotal	289.6	75.3	24.8	389.7
Foreign Exchange Translational Effects	(2.4)	(4.8)	(2.0)	(9.2)

Adjusted Segment Income	287.2	70.5	22.8	380.5

	Air Conditioning Systems & Services	Vehicle Control Systems	Bath & Kitchen	Total Company
2006
Reported	278.1	59.5	4.7	342.3
Operational Consolidation Expenses	(0.9)	1.4	15.2	15.7
Gain on Sale of Assets	—	—	(6.3)	(6.3)

Adjusted Segment Income	277.2	60.9	13.6	351.7

American Standard Companies Inc.

Data Supplement Sheet

(Unaudited)

	Six Months Ended June 30,
In millions	Reported 2007	Reported 2006	% Chg vs. 2006		% Chg vs. 2006 Adjusted (1)

Air Conditioning Systems and Services
Sales	3,645.2	3,321.9	9.7%		8.6%
Segment Income	446.2	408.9	9.1%		8.7%
Segment Income as a Percentage of Sales	12.2%	12.3%	-0.1	pts	0	pts
Backlog	976.1	909.9	7.3%		5.0%

Vehicle Control Systems
Sales	1,141.1	991.1	15.1%		7.2%
Segment Income	140.8	127.3	10.6%		7.1%
Segment Income as a Percentage of Sales	12.3%	12.8%	-0.5	pts	0	pts
Backlog	1,051.9	822.2	27.9%		22.0%

Total Company—Continuing Operations
Sales	4,786.3	4,313.0	11.0%		8.3%
Segment Income (2)	587.0	536.2	9.5%		8.3%
Segment Income as a Percentage of Sales	12.3%	12.4%	-0.1	pts	0	pts

Bath & Kitchen—Discontinued Operations
Sales	1,318.4	1,229.7	7.2%		2.3%
Segment Income	127.8	4.2	++		95.3%
Segment Income as a Percentage of Sales	9.7%	0.3%	9.4	pts	1.4	pts

Total Company
Sales	6,104.7	5,542.7	10.1%		7.0%
Segment Income	714.8	540.4	32.3%		11.3%
Segment Income as a Percentage of Sales	11.7%	9.8%	1.9	pts	0.4	pts
Net Income Applicable to Common Shareholders	349.3	275.8	26.7%
Net Income Applicable to Common Shareholders as a Percentage of Sales	5.7%	5.0%	0.7	pts

Presenting results of operations excluding the translation effects of foreign exchange amounts, operational consolidation expenses, asset dispositions and depreciation / amortization is not in conformity with generally accepted accounting principles (GAAP). Notwithstanding that the Bath & Kitchen business is a discontinued operation, management continues to analyze Bath & Kitchen sales, segment income and segment income as a percentage of sales to assess the performance of the Company as a whole. In addition, total company sales, total segment income and total segment income as a percentage of sales that include the non-GAAP Bath & Kitchen measures are also not in conformity with generally accepted accounting principles (GAAP). These non-GAAP measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

(1)	Excluding the impact of foreign exchange translational effects, operational consolidation expenses, gain on sale of assets, separation costs and an adjustment to include depreciation and amortization of discontinued operations. Changes in sales and segment income excluding foreign exchange effects are calculated using current year sales and segment income translated at prior year exchange rates.
(2)	See Consolidated Statement of Operations for a reconciliation of total segment income to income before income taxes. In addition, see table above for presentation of net income applicable to common shareholders as a percentage of sales.

Segment Income Reconciliation

	Air Conditioning Systems & Services	Vehicle Control Systems	Bath & Kitchen	Total Company
2007
Reported	446.2	140.8	127.8	714.8
Operational Consolidation Expenses	1.0	8.6	33.5	43.1
Adjustment to Include Depreciation and Amortization of Discontinued Operations	—	—	(37.7)	(37.7)
Adjustment to Exclude Separation Costs	—	0.5	—	0.5
Gain on Sale of Assets	—	—	(80.8)	(80.8)

Subtotal	447.2	149.9	42.8	639.9
Foreign Exchange Translational Effects	(3.2)	(10.5)	(5.5)	(19.2)

Adjusted Segment Income	444.0	139.4	37.3	620.7

	Air Conditioning Systems & Services	Vehicle Control Systems	Bath & Kitchen	Total Company
2006
Reported	408.9	127.3	4.2	540.4
Operational Consolidation Expenses	(0.4)	2.9	21.2	23.7
Gain on Sale of Assets	—	—	(6.3)	(6.3)

Adjusted Segment Income	408.5	130.2	19.1	557.8

American Standard Companies Inc.

2007 Earnings Per Share Reconciliation

(Unaudited)

In millions except per share data	FY 2007
Net Income Reported	$662.4 - $684.3
Streamlining Expenses, net of tax	67.2
Asset Sales, net of tax and Tax Items	(67.2)
Separation Costs, net of tax and Separation Related Tax Costs	85.0-88.0
Adjustment to include Depreciation & Amortization from Discontinued Operations, net of tax	(66.6)

Adjusted Net Income	$683.8 - $702.7

Reported EPS	$3.21 - $3.31
Adjusted EPS	$3.30 - $3.40
Diluted Shares	206.9

2006 Earnings Per Share Reconciliation

(Unaudited)

FY 2006
Net Income Reported	$541.0
Streamlining Expenses, net of tax	43.6
Gain on Sale of Assets, net of tax	(14.3)
Tax Items	(19.5)

Adjusted Net Income	$550.8

Reported EPS	$2.62
Adjusted EPS	$2.67
Diluted Shares	206.3

Note:	The presentation of adjusted net income and adjusted net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

American Standard Companies Inc.

Consolidated Balance Sheet

(Unaudited)

(dollars in millions)	June 30, 2007	December 31, 2006
Current Assets:
Cash and cash equivalents	$356.0	$267.8
Accounts receivable, less allowance for doubtful accounts: June 2007 - $44.6; Dec. 2006 - $44.8	1,542.1	1,116.8
Inventories	926.6	829.9
Other current assets	540.5	439.8
Assets held for sale	2,218.9	2,151.4

Total Current Assets	5,584.1	4,805.7

Facilities, less accumulated depreciation: June 2007 - $620.1; Dec. 2006 - $546.2	1,059.0	1,058.4
Goodwill	666.4	649.0
Capitalized software, less accumulated amortization: June 2007 - $316.3; Dec. 2006 - $290.9	123.3	127.9
Long-term asbestos receivable	336.9	336.6
Other assets	470.5	435.5

Total Assets	$8,240.2	$7,413.1

Current Liabilities:
Loans payable to banks	$30.8	$91.6
Current maturities of long-term debt	27.7	23.1
Accounts payable	891.3	697.0
Taxes on income	117.4	114.3
Other accrued liabilities	1,169.3	1,105.8
Liabilities related to assets held for sale	940.5	861.0

Total Current Liabilities	3,177.0	2,892.8

Long-Term Debt	1,606.8	1,600.7

Other Long-Term Liabilities
Reserve for post-retirement benefits	711.2	691.7
Long-term portion of asbestos liability	642.6	652.8
Other liabilities	735.6	651.6

Total Liabilities	6,873.2	6,489.6

Shareholders’ Equity
Preferred stock, 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock $.01 par value, 560,000,000 shares authorized; shares issued: 251,776,110 in 2007; 251,773,228 in 2006; and shares outstanding: 203,908,577 in 2007; 199,891,689 in 2006	2.5	2.5
Capital surplus	940.7	897.0
Treasury stock	(1,405.6)	(1,523.3)
Retained earnings (1)	2,229.8	1,972.4
Foreign currency translation effects	(106.5)	(138.9)
Deferred gain on hedge contracts, net of tax	1.4	3.3
Unrealized losses on benefit plans, net of tax	(295.3)	(289.5)

Total Shareholders’ Equity	1,367.0	923.5

Total Liabilities & Shareholders’ Equity	$8,240.2	$7,413.1

(1)	Includes impact of adopting FASB Interpretation No.48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No.109

American Standard Companies Inc.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended June 30,
In millions	2007	2006
Cash provided by operating activities: (1)
Net Income	$176.0	$191.7
Adjustments to reconcile net income to net cash provided by operating activities	49.9	(26.9)

Net cash provided by operating activities (2)	225.9	164.8

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(67.9)	(56.9)
Proceeds from disposals of property	—	15.2

Free cash flow (2)	$158.0	$123.1

(1)	Includes continuing and discontinued operations
(2)	Excludes separation activities related to terminating accounts receivable securitization program and separation costs as well as an accelerated pension contribution and proceeds from the disposition of a business.

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Six Months Ended June 30,
In millions	2007	2006
Cash provided by operating activities: (1)
Net Income	$349.3	$275.8

Adjustments to reconcile net income to net cash provided by operating activities	(16.6)	(122.6)

Net cash provided by operating activities (2)	332.7	153.2

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(120.7)	(106.3)
Proceeds from disposals of property	—	15.2

Free cash flow (2)	$212.0	$62.1

(1)	Includes continuing and discontinued operations
(2)	Excludes $165.0M proceeds from the sale of the Venesta Washroom Systems business, separation activities related to terminating accounts receivable securitization program and separation costs as well as an accelerated pension contribution and proceeds from the disposition of a business. Includes $64.9M receipt of cash from a trust related to an insurance settlement.

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.

Reconciliation of Net Cash Provided By

Operating Activities to Free Cash Flow

(Unaudited)

	Twelve Months Ended December 31,
In millions	2007 Estimate		2006
Net cash provided by operating activities (1)	$	Approx. 1,015.0	$706.3

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software		Approx. (325.0)	(285.1)
Proceeds from disposals of property		Approx. 25.0	20.6

Free cash flow (2)	$	Approx. 715.0	$441.8

(1)	Includes continuing and discontinued operations
(2)	Excludes separation activities related to terminating accounts receivable securitization program and separation costs as well as an accelerated pension contribution and proceeds from the disposition of a business.

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is one of several measures used to determine incentive compensation for certain employees.